UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, Morningstar, Inc. announced that Peng Chen, Ph.D., CFA, and current president of Morningstar’s Ibbotson Associates unit, has been named president of Morningstar’s global Investment Management division. Peng will oversee the company’s investment consulting, retirement advice, and investment management operations in North America, Europe, Asia, and Australia, including Morningstar Associates, Ibbotson Associates, Morningstar Investment Services, Old Broad Street Research, and Seeds Finance.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Patrick Reinkemeyer, who served as president of Morningstar Associates, LLC, is leaving the firm, effective December 15, 2010. In connection with Patrick’s separation, Morningstar, Morningstar Associates, LLC and Patrick entered into a Separation Agreement under which Patrick will serve as a consultant of Morningstar until December 15, 2011.  The Separation Agreement also provides for customary restrictive covenants, including covenants prohibiting Patrick from competing with Morningstar or Morningstar Associates or soliciting employees of Morningstar or Morningstar Associates.  Pursuant to the terms of the Separation Agreement, Patrick will be paid approximately $2.2 million in connection with his separation from Morningstar.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The summary of the material terms of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

10.1	Separation Agreement, dated November 10, 2010, by and among Morningstar Associates, LLC, a Delaware limited liability company, Morningstar, Inc., an Illinois corporation, and Patrick Reinkemeyer.
99.1	Press release dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 10, 2010	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated November 10, 2010, by and among Morningstar Associates, LLC, a Delaware limited liability company, Morningstar, Inc., an Illinois corporation, and Patrick Reinkemeyer.
99.1	Press release dated November 10, 2010.